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                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of August ___, 2001 by and between Delta Funding Residual Management, Inc. a Delaware corporation ("DFRM") and Delta Funding Residual Exchange Company, LLC, a Delaware limited liability company (the "Company"), with reference to the following facts:

         A. Delta Financial Corporation ("DFC") and DFRM, together with the former holders of DFC's Senior Notes due 2004 and Senior Secured Notes due 2004 who tendered such notes in the Company's exchange offer therefore, are parties to that certain Amended and Restated Limited Liability Company Operating Agreement of the Company, dates as of the date hereof (the "Operating Agreement").

         B. Pursuant to the Operating Agreement, DFRM has become the Managing Member (as such term is defined in the Operating Agreement) of the Company.

         C. Subject to the terms of this Agreement, the Company desires to engage DFRM to become the Managing Member of the Company and manage the assets of the Company as described in the Operating Agreement, and DFRM desires to become the Managing Member of the Company and manage such assets.

         NOW THEREFORE, in consideration of the above stated premises, the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DFRM and the Company agree as follows:

         1. APPOINTMENT TERM. The Company hereby engages DFRM as the Managing Member of the Company during the "Term" (as defined below and subject to early termination as hereinafter provided) in accordance with the terms and conditions set forth in this Agreement, and DFRM hereby accept such engagement. The initial term of this Agreement (the "Initial Term") shall commence on the date hereof and shall continue thereafter through and including August __, 2004. After the expiration of the Initial Term, this Agreement shall automatically renew and continue in full force and effect for successive three (3) year periods (the "Successive Terms"); provided, however, that this Agreement shall terminate automatically if DFC shall cease to [be a member of the Company] [own a non-voting membership interest in DFRM]. The Initial Term and all Successive Terms are hereinafter referred to collectively as the "Term."

2.       POWERS OF MANAGEMENT.

         2.1 Grant and Delegation. The Company hereby grants and delegates to DFRM the authority, powers and duties that are granted to or to be performed by the Managing Member of the Company pursuant to the Operating Agreement as now or hereafter in effect. Without limiting the generality of the foregoing, the Company hereby grants and delegates to DFRM the following authority, powers and duties, subject, in each case, to any limitations contained in the Operating
Agreement:

                  (a) Distributions; Expenses. To make all of the distributions set forth in the Operating Agreement, and to pay all expenses of the Company;


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                  (b) Professional Advisors. To engage, and work with, legal and accounting advisors to make all tax filings for the Company, including those required to be made by it as a holder of any excess cashflow certificates; provided, however, that in no event shall either party have any obligation for the payment of income and/or estate or other similar taxes of the other party;

                  (c) Administration. To handle all administrative functions, including processing of information and requests and handling of all inquiries from related parties;

                  (d) Portfolio Retention. To manage the assets of the Company, including the mortgage loans in the securitization trusts underlying the excess cashflow certificates;

                  (e) Loss Mitigation. To handle all loss mitigation efforts with respect to the mortgage loans in the securitization trusts underlying the excess cashflow certificates;

                  (f) Employees. To provide personnel, in such reasonable numbers as shall be required for the management of the Company's assets and to supervise, direct and discharge all such personnel; provided, however, that all such personnel shall be deemed the employees of DFRM and not of the Company and that DFRM shall have the right to establish all compensation and other policies with respect to such employees, and to modify the same from time to time;

                  (g) Licenses and Permits. To acquire and keep in force all licenses and permits required for the management of the assets; provided, however, that the Company shall take such actions as DFRM may reasonably request for the purpose of assisting DFRM in acquiring and keeping in force all such licenses and permits;

                  (h) Insurance. To obtain such insurance as may be reasonably agreed upon by the Company and DFRM from time to time providing such coverage as is then customary for companies with assets such as the Company's assets and then available to DFRM and the Company on a commercially reasonable basis, and to cooperate with the insurance carriers under such policies to make, administer and settle any claims thereunder. At DFRM's option, all such insurance shall either be obtained in the name of the Company with DFRM named as an additional insured or shall be obtained in the name of DFRM with the Company named as an additional insured. Without limiting the generality of the foregoing, DFRM shall obtain (in its own name) worker's compensation coverage required by applicable law;

                  (i) Payment of Operating Expenses. To incur and pay or cause to be paid, out of the "Bank Account" (as defined below), all operating expenses of the Company. All such expenses incurred by DFRM, including, without limitation, (i) the direct cost of labor (including, without limitation, the prorated cost of fringe benefits (including health, disability, pension plan and 401k plan costs and contributions), withholdings and payroll taxes, in connection with such labor) employed by DFRM; and (ii) the cost of the items and services described in subparts (a) through (h) above shall be charged as expenses of the Company and shall be paid out of the Bank Account. Notwithstanding the foregoing, the following expenses incurred by DFRM under this Agreement or otherwise shall not be paid out of the Bank Account,

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they being deemed expenses not properly allocable to the Company, but rather deemed expenses of DFRM: expenses related to any other business in which DFRM shall elect to engage (other than the business of managing the Company's assets).

         2.2 Reservation. All powers not expressly granted to DFRM by this Agreement are reserved by the Company.

3.       DUTIES OF DFRM.

         3.1 Management. DFRM agrees to manage the Company's assets in accordance with the terms of this Agreement, including, without limitation,
Section 2.1 using no less than the same degree of care and skill as DFRM would use if it owned such assets.

         3.2 Accounting. DFRM shall maintain detailed books of account at its offices in _______________, New York, with respect to the operations of the Company based upon United States generally accepted accounting principles, consistently applied. Said books of account shall be available to the Company for review at any time during all normal ;business hours upon reasonable notice. Such books of account shall be maintained for at least ten (10) years after the end of the period to which they relate; provided, however, that if DFRM at any time desires to destroy or otherwise dispose of any such books of account, DFRM shall provide the Company with at least sixty (60) days written notice of such intention and the Company shall have the right to cause all such books of account to be delivered to the Company by delivering a written request therefore to DFRM within fifty-five (55) days after receipt of DFRM's notice. DFRM shall timely furnish the Company with such financial information and reports as the Company may be required to deliver to its members or any third part from time to time pursuant to the terms of the Operating Agreement, applicable law or otherwise.

         3.3 Bank Account.

                  (a) DFRM shall cause a bank account (the "Bank Account") to be opened in the Company's name at the branch of ________________ located at _____________, _______________, New York [Zip Code] (or at such other bank as may be agreed upon from time to time by DFRM and the Company) separately and apart from all other bank accounts of DFRM and the Company for the sole purpose of handling transactions under this Agreement. All receipts from the assets of the Company shall be promptly deposited in the Bank Account, and all payments of costs, expenses and charges to be made by DFRM under the Operating Agreement or this Agreement, shall be paid out of the Bank Account in accordance with the distribution provisions in the Operating Agreement;

                  (b) All withdrawals from the Bank Account shall be made by checks signed, or by wire transfers authorized, by the authorized signatories of DFFRM.

4.       TERMINATION.

         4.1 Default by DFRM. In the event of a material breach of the provisions of the Operating Agreement or this Agreement by DFRM (including, without limitation, a material breach of DFRM's obligations under Section 2.1 of this Agreement), the Company shall have the right to give to DFRM thirty (30) days' written notice to cure such breach, and in the event of the failure of


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DFRM to do so within such period, the Company shall have the right to thereafter terminate this Agreement upon an additional thirty (30) days' written notice of such election to terminate; provided, that if the breach is of such nature that it cannot be cured within such thirty (30) day period, this Agreement shall not be terminable on account of such breach so long as, within such thirty (30) day period, DFRM shall have commenced to cure such breach and shall thereafter diligently prosecute the cure thereof.

         4.2 Delivery of Records; Final Accounting. Upon expiration of the Term or termination of this Agreement for any reason, DFRM shall (i) deliver to the Company all books, records and the like maintained in connection with DFRM's services under this Agreement, including, without limitation, the management of the Company's assets (ii) render a final accounting to the Company within ninety
(90) days after termination, reflecting the results of operations of the Company's assets from the most recent reporting date to the date of termination; and (iii) deliver to the Company the balance of the Bank Account.

         4.3 Right of Termination on Other Remedies. The right to terminate provided under this Section 4 shall be in addition to, and not in lieu of, any other rights or remedies which the parties may have under this Agreement, at law or in equity, including, without limitation, the right to receive specific performance and/or to obtain damages.

5.       COMPENSATION TO DFRM.

         5.1 Management Fee. DFRM shall not be entitled to any management or other fee for the performances of its services hereunder; provided, however, that DFRM shall be entitled to receive distributions as set forth in, and at the times required by, the Operating Agreement.

6.       GENERAL PROVISIONS.

         6.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all or which, taken together, shall constitute one and the same instrument.

         6.2 Entire Agreement. This Agreement and the Operating Agreement contain the entire agreement between the parties respecting the subject matter of this Agreement and supersede all prior and contemporaneous understandings and agreements, whether oral or in writing, between the parties respecting the subject matter of this Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Operating Agreement, the terms of the Operating Agreement shall control.

         6.3 Relationship of Parties. The parties agree that their relationship is that of owner and manager, and that nothing contained herein shall constitute either party as employee of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any from of joint venture or partnership between the parties hereto, nor is either party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, except as otherwise provided herein, in the Operating Agreement or under the Delaware Limited Liability Company Act; nor shall either party be in any way liable to third parties for any debt of the other.


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         6.4 Notices. In the event either party desires or is required to give notice to the other party in connection with this Agreement, the same shall be in writing and shall be delivered in person or by recognized overnight air courier service, or deposited with the United States Postal Service, postage prepaid, or certified mail, return receipt requested , addressed to Buyer or Seller at the appropriate address as set forth below:

  If to DFRM:                  Delta Funding Residual Management, LLC
                               [Address]
                               [Address]
                               [City], New York [Zip]
                               Attention:  Chief Executive Officer

  If to the Company:           Delta Funding Residual Exchange Company, LLC
                               [Address]
                               [Address]
                               [City], New York [Zip]
                               Attention: President

Any such notice shall be deemed to have been given on the date so delivered, if delivered personally or by overnight air courier service, or, if mailed, on the date shown on the return receipt as the date of delivery or the date on which the post office certified that it was unable to deliver, whichever is applicable. Either party may, by written notice to the other party, specify a different address to which notices shall be given, by sending notice thereof in the manner set forth above.

         6.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law of such state.

         6.6 Drafting. This Agreement has been jointly negotiated and drafted, and shall be construed as a whole according to its fair meaning and not strictly for or against any party.

         6.7 Further Assurances. Each of the parties hereto agrees that it will, forthwith upon any request by the other party, cooperate fully in the preparation, execution, acknowledgment, delivery and recording of any agreements, instruments, memoranda or documents reflecting or in furtherance of any of the transactions contemplated by this Agreement.

         6.8 Waiver. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any part of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         6.9 Third Parties. Nothing in this Agreement, express or implied, shall or is intended to confer upon any person other than the parties hereto, or their

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respective successors or assigns, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         6.10 Assignment. Subject to the restrictions on assignment set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. DFRM may not assign or otherwise transfer all or any of its rights, obligations or interests under this Agreement without the prior written consent of the Company. No such assignment shall be effective until an executed written assumption by such assignees of DFRM's obligations under this Agreement is delivered to the Company and no such assignment shall relieve DFRM of its obligations under this Agreement.

         6.11 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRAIL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN DFRM AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OPERATING AGREEMENT OR THE TRANSACTIONS RELATED THERETO.


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         IN WITHESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           DELTA FUNDING RESIDUAL MANAGEMENT, INC.


                           By:
                                ---------------------------------------------
                           Its:
                                ---------------------------------------------



                           DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC


                           By:
                                ---------------------------------------------
                           Its:
                                ---------------------------------------------


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